UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

____________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

July 30, 2012
Date of Report (Date of earliest event reported)

Amyris, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0001-34885	55-0856121
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100
Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

_______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Overview

On July 30, 2012, Amyris, Inc. (the “Company”) entered into the following agreements with Total Gas & Power USA, SAS (“Total” and, together with the Company, the “parties”):

•	Master Framework Agreement (the “Master Agreement”)
•	Second Amendment (the “Amendment”) to the Technology License, Development, Research and Collaboration Agreement (the “Collaboration Agreement”)
•	Securities Purchase Agreement (the “Purchase Agreement”)
•	Registration Rights Agreement (the “Rights Agreement”)

As background, in November 2011, the parties entered into an amendment (the “First Amendment”) to the Collaboration Agreement with respect to development and commercialization of Company farnesene (Biofene®) for diesel.  This represented an expansion of the initial collaboration that the parties established in 2010, which provided that the Company and Total would identify and develop certain potential products for development and commercialization, and that Total would pay up to the first $50 million in research cost for selected projects.  The First Amendment established a global, exclusive collaboration for the development of Biofene for diesel and a framework for the creation of a joint venture to manufacture and commercialize Biofene for diesel.  In addition, a limited number of other potential products were subject to development for the joint venture on a non-exclusive basis.

The transactions contemplated by the agreements specified above are intended to focus the Company/Total collaboration on Biofene-based diesel and jet fuels and simplify the funding and governance relative to the First Amendment.  The Amendment and related agreements expand Total’s investment in the farnesene collaboration, incorporate the development of certain JV products for use in diesel and jet fuel into the scope of the collaboration, and change the structure of the funding from Total to include a convertible debt mechanism.

Collaboration Terms

Under the Master Agreement and Amendment (which supersedes the First Amendment) (together, the “Agreements”), the scope of the collaboration initially contemplated by the parties under the First Amendment was modified to encompass certain JV products for use in diesel and jet fuel on a worldwide basis (such research, development and commercialization program, the “Program”), and to provide a new structure for the research and development program and formation of the joint venture (the “JV”) to commercialize the products encompassed by the Program.

General Collaboration Structure

Under the Agreements, the Company controls operations and execution of the research and development program subject to strategic and ultimate decision-making authority by a management committee composed of Company and Total representatives, and Total participates in the ultimate JV, or receives rights to recover its investment if, at a series of decision points, it decides not to proceed with the Program (as described in more detail below).  The Agreements contemplate that the parties would grant exclusive manufacturing and commercial licenses to the JV for the JV products when the JV is formed (subject to requirements for the Company to grant the license to Total in the event the JV is not formed because of a deadlock, as described below, followed by an election by the Company to sell to Total the assets it otherwise would have contributed to the JV, or earlier under certain circumstances), and that the Company would retain the right to make and sell products other than the JV products.  Under the Agreements, the JV licenses would be consistent with the principle that development, production and commercialization of the JV products in Brazil will remain with the Company unless Total elects, after formation of the JV, to have such business contributed to the JV (see below for additional detail).  The Agreements also provide that certain JV non-exclusive products that were contemplated by the First Amendment are no longer to be included in the JV, but that the parties will explore potential development and commercialization of such products at a later date.

Go/No Go Decisions and Funding

The Agreements contemplate that the research and development efforts under the Program may extend through 2016, with a series of “Go/No Go” decisions by Total through such date tied to funding by Total.  Specifically, the Agreements provide that Total will fund $15 million to the Company on July 31, 2012 and an additional $15 million in September 2012.  Thereafter, Total would, if it chooses to proceed with the Program, fund an additional $30 million in July 2013, $10.85 million in July 2014 and $10.85 million in January 2015.  In each case, if Total chooses to proceed, the funding would occur under the Purchase Agreement and convertible promissory notes as described below under “Notes Offering.”  Thirty days following the earlier of the completion of the research and development program and December 31, 2016, Total has a final opportunity to decide whether or not to proceed with the Program (the “Final Go/No-Go Decision”).  Under the Agreements, the $50 million in funding by Total originally contemplated under the Collaboration Agreement is deemed to be exhausted.

At either of the decision points tied to the funding described above (in July 2013 or July 2014), if Total decides not to continue to fund the Program (or, at any funding date does not provide funding based on a failure of the Company to satisfy a closing condition under the Purchase Agreement or Total’s breach of the Purchase Agreement), the notes previously issued under the Purchase Agreement would remain outstanding and become payable by the Company at the maturity date in 2017 (as described in more detail below under “Notes Offering”), the Program and associated agreements would terminate, all Company rights granted for use in farnesene-based diesel and farnesene-based jet fuel would revert to the Company, and no JV would be formed to commercialize the JV products.

In the Final Go/No-Go Decision, Total may elect to (i) go forward with the full Program (diesel and jet fuel) (a “Go” decision), (ii) not continue its participation in the full Program (a “No-Go” decision), or (iii) go forward only with the jet fuel component of the Program (a “Jet Go” decision), with the following outcomes:

•	Go. For a “Go” decision by Total with respect to the whole Program, the parties would form the JV and the notes would be canceled.

•	No Go. For a “No-Go” decision by Total with respect to the whole Program, the consequences would be as described above for earlier “No-Go” decisions by Total.

•
Jet Go.  For a decision by Total to proceed with the jet fuel component of the Program and not the diesel component of the Program, 70% of the principal amount outstanding under the notes issued under the Purchase Agreement would remain outstanding and become payable by the Company and 30% of the outstanding principal of such notes would be canceled, the diesel product would no longer be included in the collaboration, the JV would not receive rights to products for use in diesel fuels, and the JV would be formed by the parties to commercialize products for use in jet fuels.

Joint Venture

The Agreements contemplate that the parties will finalize the structure for the JV in the future as set forth in the Master Agreement and that the JV, if and when it is formed, would, subject to the conditions described below and absent other agreement, be owned equally (50%/50%) by the Company and Total.  Under the Agreements, the parties will, prior to the projection completion date, enter into a shareholders’ agreement governing the JV, agree on the budget and business plan for the JV, and form the JV.  In addition, following a final “Go” decision, the parties would enter into the JV license agreements, contribution agreements and other agreements required to establish the JV and enable it to operate.

Within 30 days prior to the final “Go” decision, Total may declare a “deadlock” if the parties fail to come to agreement on various matters relating to the formation of the JV, at which point Total may (i) elect to declare a “No-Go” decision, which has the consequences described above, or (ii) initiate a process whereby the fair value of the proposed JV would be determined and Amyris would then have the option to:  (x) elect to sell to Total the assets that Amyris would have been required to contribute to the JV for an amount equal to 50% of such fair value; (y) proceed with the formation of the JV (accepting Total’s position with respect to the funding requirement of the JV) and becoming a 50% owner of the JV; or (z) proceed with the formation of the JV (accepting Total’s position with respect to the funding requirements of the JV), and then sell all or a portion of its 50% interest in the JV to Total for a price equal to the fair value multiplied by the percentage ownership of the JV sold to Total.

The Agreements provide that the Company would initially retain its ability to develop its diesel and jet fuel business in Brazil, and that Total has an option to require the Company to contribute its Brazil diesel and jet fuel business to the JV at a price determined pursuant to the Master Agreement.  Such option terminates if the JV is not formed or if Total subsequently buys out the Company’s JV contribution.  Furthermore, the option is limited to the jet fuel business if Total opts out of the diesel component of the Program as described above.

Pro Rata Rights

Under the Master Agreement, Total has a right to participate in future equity or convertible debt financings of the Company through December 31, 2013 to preserve its pro rata ownership of the Company and thereafter in limited circumstances.  The purchase price for the first $30 million of purchases under this pro rata right would be paid by cancellation of outstanding notes held by Total.

Notes Offering

Sales of Notes

Under the Purchase Agreement, on July 30, 2012, the Company sold a 1.5% Senior Unsecured Convertible Note Due 2017 (the “Note” and, collectively with additional notes in the same form to be issued under the Purchase Agreement in the future, the “Notes”) to Total in the face amount of $38.3 million.  The Purchase Agreement contemplates the sale of an aggregate of $105 million in convertible Notes (including the Note) as follows:

•
The initial Note was sold as part of an initial closing for $38.3 million in proceeds, including $15 million in new funds and repayment by the Company of $23.3 million in previously-provided diesel research and development funding by Total.  An additional Note for $15.0 million in new funds will be issued in September 2012.

•
The Purchase Agreement provides that additional Notes would be issued in subsequent closings in July 2013 (for cash proceeds to the Company of $30 million) and July 2014 (for cash proceeds to the Company of $21.7 million, which will be settled in an initial installment of $10.85 million payable at the closing and a second installment of $10.85 million payable in January 2015.

Each of the closings under the Purchase Agreement is subject to customary closing conditions such as receipt of requisite approvals, good standing of the Company and accuracy of representations and warranties.  In addition, Total’s obligations with respect to each subsequent closing are subject to a condition that Total has not made a “No-Go” decision under the Program prior to certain notice deadline under the Master Agreement.  The subsequent installments for settlement of the initial and third closings described above are subject to conditions that certain representations and warranties of the Company continue to be true as of the date of such installment payment.

Terms of Notes

The Notes each have a March 1, 2017 maturity date and a conversion price equal to $7.0682 per share of Common Stock, which is a premium to the market price of the Company’s common stock on the date of signing of the Purchase Agreement (as determined under the rules of The NASDAQ Stock Market).  The Notes bear interest of 1.5% per year (with a default rate of 2.5%), accruing from date of funding and payable at maturity or on conversion or a change of control where Total exercises a right to put the Notes to the Company (as described below).  Accrued interest is canceled if the Note is canceled based on a “Go” decision.

The Notes become convertible into Company common stock (i) within 10 trading days prior to maturity (if they are not canceled as described above prior to their maturity date), (ii) on a change of control of the Company, (iii) if Total is no longer the largest stockholder of the Company following a “No-Go” decision (subject to a six-month lock-up with respect to any shares of common stock issued upon conversion), and (iv) on a default by the Company.  If Total makes a final “Go” decision, then the notes will be exchanged by Total for equity interests in the JV, after which the Notes will not be convertible and any obligation to pay principal or interest on the Notes will be extinguished.  If Total makes a “No-Go” decision, outstanding Notes will remain outstanding and become payable at maturity.

The conversion price of the Notes is subject to adjustment for proportional adjustments to outstanding common stock and under anti-dilution provisions in case of certain dividends and distributions.  Total has a right to require repayment of 101% of the principal amount of the Notes in the event of a change of control of the Company and the notes provide for payment of unpaid interest on conversion following such a change of control if the note holders do not require such repayment.  The Purchase Agreement and Notes include covenants regarding payment of interest, maintenance of the Company’s listing status, limitations on debt, maintenance of corporate existence, and filing of Securities and Exchange Commission (“SEC”) reports.  The Notes include standard events of default resulting in acceleration of indebtedness, including failure to pay, bankruptcy and insolvency, cross-defaults, and breaches of the covenants in the Purchase Agreement and Notes, with added default interest rates and associated cure periods applicable to the covenant regarding SEC reporting.

Registration Rights

In connection with the Purchase Agreement and sale of the Notes, the Company entered into the Rights Agreement.  Under the Rights Agreement, the Company is obligated to file a registration statement on Form S-3 with the SEC registering the resale of all of the shares of Common Stock issuable upon conversion of the Notes within 20 days prior to the maturity date of the Notes or within 30 days following optional conversion.  In addition, the Company is obligated to have the registration statement declared effective within 70-100 days following the filing depending on whether the Company receives comments from the SEC.  If the registration statement filing is delayed or the registration statement is not declared effective within the foregoing time frames, the Company is required to make certain monthly payments to the Total.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities

The information contained in Item 1.01 above is incorporated herein by reference.

The sale and issuance of the Notes as disclosed in Item 1.01 of this Current Report on Form 8-K has been determined to be exempt from registration under the Act in reliance on Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amyris, Inc.
Date: July 31, 2012	By:	/s/ Gary Loeb
SVP and General Counsel